Quotient Limited Reports Third Quarter Fiscal 2015 Financial Results

JERSEY, Channel Islands, February 2, 2015 -- Quotient Limited ("Quotient") (NASDAQ:QTNT), a commercial-stage diagnostics company, today reported financial results for its fiscal third quarter and nine months ended December 31, 2014.

Collaboration with Ortho-Clinical Diagnostics:

•	Strategic partnership formed on January 29, 2015 to commercialize MosaiQTM in the global patient testing market and the donor testing market in the developing world and Japan
•	Up to $84 million of funding to be provided for development and manufacturing scale-up, including a $10 million equity investment at $22.50 per share
•	Collaboration with the global market leader in transfusion diagnostics provides both technical and commercial validation for MosaiQTM

Financial highlights for the third quarter of fiscal 2015 include:

•	Total revenue for the quarter of $4.1 million
•	Product sales of $4.0 million – a 1% year-over-year increase
•	74% of Product sales from standing purchase orders
•	Gross profit of $1.9 million
•	Gross profit on Product sales of $1.8 million – 44.4% of Product sales

Financial highlights for the first three quarters of fiscal 2015 include:

•	Total revenue of $14.5 million
•	Product sales of $13.8 million – a 12% year-over-year increase
•	72% of Product sales from standing purchase orders
•	Gross profit of $7.1 million
•	Gross profit on Product sales of $6.4 million – 46.5% of Product sales

“We continue to make strong progress scaling up consumable manufacturing for MosaiQTM and developing the MosaiQTM instrument.  In parallel, the results achieved from ongoing assay development for both the blood grouping and serological disease screening consumables continues to be very positive.  We remain committed to commencing field trials for MosaiQTM before the end of 2015,” said Chairman and Chief Executive Officer, Paul Cowan.  “Last week’s announcement regarding our collaboration with Ortho-Clinical Diagnostics validates our confidence in MosaiQTM, both technically and commercially, and we remain focused on execution against the project plan in transfusion diagnostics.  Given the transformative nature of MosaiQTM for blood grouping and serological disease screening, we are targeting revenues for Quotient in excess of $800 million over the ten years following launch for these two applications alone.  Over the next twelve months, we also plan to establish feasibility for MosaiQTM within a broader set of diagnostic applications to potentially expand our strategic focus beyond transfusion.”

“Our conventional reagent business continued to progress to plan during the nine months ended December 31, 2014, despite the negative impact on reported revenues of a stronger than forecast U.S. dollar during the quarter.  While this has only a limited impact on our reported operating profit, reported revenue growth over the next twelve months will likely be impacted by the recent appreciation of the U.S. dollar against the Euro and British Pound.”

Key revenue and profit results are summarized below (expressed in thousands):

	Quarter ended		Nine months ended
	December 31		December 31
	2014	2013	2014	2013
Revenue:
Product sales —OEM Customers	$2,801	$2,753	$9,723	$8,718
Product sales — direct customers and distributors	1,161	1,157	4,033	3,614
Other revenues	100	—	750	2,768
Total revenue	$4,062	$3,910	$14,506	$15,100

Product sales from standing orders (%)	74%	72%	72%	73%

Gross profit	$1,858	$1,969	$7,145	$8,829
Gross profit as a % of total revenue	45.7%	50.4%	49.3%	58.5%
Gross margin on product sales (%)	44.4%	50.4%	46.5%	49.1%
Operating (loss)	$(7,327)	$(2,799)	$(19,954)	$(4,287)

MosaiQ™ - Key Highlights

•	Conversion of the Eysins facility for manufacturing MosaiQTM consumables is progressing well. Validation of the facility is on schedule for completion in the second quarter of calendar 2015.
•

Design of all key custom manufacturing elements (print system, final assembly, etc.) is now complete and their building is well underway.  Installation of major components of the first manufacturing system is on schedule to commence in the second quarter of calendar 2015.

•

Blood grouping assay development (i.e., cell line selection, formulation and manufacturing development) is achieving excellent performance.  Results using the MosaiQ™ methodology continue to demonstrate improvement through the increased use of automation.

•

The first instrument prototype has been received and is performing in-line with our expectations, with results using the initial prototype are consistent with those of the individual breadboard modules.  Further prototypes and software upgrades are expected near term.

Conventional Reagent Business – Key Highlights

•

Product sales in the third quarter of fiscal 2015 were on plan, excluding the negative impact of foreign currency translation, driving 12% year-over-year growth for the nine months ended December 31, 2014.  Ongoing product rationalization continues to release production capacity for higher margin products with greater growth potential and assay development support for MosaiQTM.

•

Gross profit on Product sales increased 6% year-over-year for the nine months ended December 31, 2014, with higher sales volumes being partially offset by increased shipping costs and incremental manufacturing costs.

•	We launched four new red cell products for the U.S. market at the 2014 AABB Annual Meeting in October. Two additional products have been filed with the FDA, ahead of plan in both cases.
•	UL (CE-Marking) production audit successfully concluded in October, following a successful FDA audit in the second quarter of fiscal 2015.

Third quarter of fiscal 2015 business highlights include:

Total revenue in the third quarter of fiscal 2015 (“3QFY15”) was $4.1 million, compared with $3.9 million in the third quarter of fiscal 2014 (“3QFY14”).  Product sales in 3QFY15 were $4.0 million, compared with $3.9 million in 3QFY14.  Higher sales volumes were offset by a $0.2 million negative impact of a stronger U.S. dollar relative to the British Pound and Euro.  Quotient also recognized $100,000 of product development fees in 3QFY15.

Total revenue for the nine months ended December 31, 2014 (“YTDFY15”) was $14.5 million, a decrease of 4% when compared with $15.1 million in the nine months ended December 31, 2013 (“YTDFY14”).  Product sales in YTDFY15 were $13.8 million, an increase of 12%, when compared with $12.3 million in YTDFY14.  Higher sales volumes were offset by a $0.1 million negative impact of a stronger U.S. dollar relative to the British Pound and Euro.  Quotient also recognized $750,000 of product development fees in in YTDFY15 and $2.8 million in YTDFY14.

Gross profit on Total revenue was $1.9 million in 3QFY15, compared with $2.0 million in 3QFY14. Gross margin on Total revenue was 45.7% in 3QFY15, compared with 50.4% in 3QFY14.  Gross profit on Product sales in 3QFY15 was $1.8 million, a decrease of 11% when compared with $2.0 million in 3QFY15.  The decrease was attributable to higher shipping costs and incremental manufacturing costs, partially offset by higher sales volumes.  Gross margin on Product sales was 44.4% in 3QFY15, compared with 50.4% in 3QFY14.

Gross profit on Total revenue was $7.1 million in YTDFY15, compared with $8.8 million in YTDFY14.  The decrease in gross profit was attributable to lower product development fees recognized in YTDFY15 compared with YTDFY14.  Gross margin on Total revenue was 49.3% in YTDFY15, compared with 58.5% in YTDFY14.  Gross profit on Product sales in YTDFY15 was $6.4 million, an increase of 6% compared with $6.1 million in YTDFY14. The increase was attributable to higher sales volumes, partially offset by higher shipping costs and incremental manufacturing costs.  Gross margin on Product sales was 46.5% in YTDFY15, compared with 49.1% in YTDFY14.

Research and development expense was $4.5 million in 3QFY15, compared with $1.7 million in 3QFY14 and $13.6 million in YTDFY15, compared with $4.9 million in YTDFY14. These increases reflect increased investment in MosaiQ™ following completion of Quotient’s initial public offering (“IPO”) in April 2014.

Sales and marketing expense was $0.8 million in 3QFY15, compared with $0.8 million in 3QFY14 and $2.1 million in YTDFY15, compared with $2.1 million in YTDFY14.

General and administrative expense was $3.9 million in 3QFY15, compared with $2.2 million in 3QFY14 and $11.4 million in YTDFY15, compared with $6.1 million in YTDFY14.  These increases reflect higher personnel-related costs, including the impact of management additions, increased facility rental charges and higher corporate costs (including costs related to the Quotient’s transition to a public company).

Net other expense was $35.0 million in 3QFY15, compared with $0.5 million in 3QFY14.  Net other expense in 3QFY15 comprised interest expense of $0.5 million, foreign exchange gains of $0.1 million and a $34.6 million unrealized loss related to the change in fair value of warrants issued as part of Quotient’s IPO.  Other expense in 3QFY14 included interest expense of $0.4 million and foreign exchange losses.

Net other expense was $36.7 million in YTDFY15, compared with $0.7 million in YTDFY14.  Net other expense in YTDFY15 comprised interest expense of $1.6 million, foreign exchange losses of $0.5 million, IPO fees of $0.6 million, a legal settlement of $0.4 million and a $33.6 million unrealized loss related to the change in fair value of warrants issued as part of Quotient’s IPO.  Other expense in YTDFY14 included interest expense of $0.6 million and foreign exchange losses of $0.1 million.

Net loss attributable to ordinary shareholders for 3QFY15 was $42.3 million, or a loss of $2.80 per ordinary share (basic and diluted), compared with a net loss of $3.3 million, or a loss of $3.94 per ordinary share (basic and diluted) in 3QFY14.  Net loss attributable to ordinary shareholders for YTDFY15 was $56.6 million, or a loss of $3.95 per ordinary share (basic and diluted), compared with a net loss of $5.0 million, or a loss of $34.34 per ordinary share (basic and diluted) in YTDFY14.

Quotient ended 3QFY15 with $33.1 million in cash and equivalents. Capital expenditures totaled $3.4 million in 3QFY15, compared with $0.2 million in 3QFY14 and $13.4 million in YTDFY15, compared with $0.4 million in YTDFY14.  This reflected investment in the manufacturing facility and manufacturing equipment for MosaiQ™ consumables.

Revised outlook for the fiscal year ending March 31, 2015, including:

•	Total revenue in the range of $18.5 to $19.0 million (previously $19.4 to $20.4 million), including Other revenue (product development fees) of $0.8 million.
•

Product sales of $17.8 to $18.3 million (previously $18.7 to $19.7 million), an increase of 5% to 7% compared with fiscal 2014 ("FY14").  For fiscal 2015, Product sales are forecast to be negatively impacted by adverse exchange rate movements (equivalent to 2% of our original foreast) and the delayed launch of certain rare antisera products developed by Quotient for an OEM client (equivalent to 2% of our original forecast).

•	Operating loss in the range of $28 to $32 million (previously $30 to $33 million).

Product sales in the fourth quarter are expected to be within the range of $4.0 to $4.5 million compared with $4.7 million for the fourth quarter of FY14.

The above outlook excludes the impact of unrealized gains or losses associated with any change in the fair market value of warrants issued as part of our initial public offering.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in Other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

Conference Call

Quotient will host a conference call on Tuesday, February 3 at 8:30 a.m. Eastern Time to discuss its fiscal 2015 third quarter financial results.  Participants may access the call by dialing 1-877-407-9039 in the U.S. or 1-201-689-8470 outside the U.S.  The call will be webcast live on Quotient's website at www.quotientbd.com.

A replay of this conference call will be available through February 10 by dialing 1-877-870-5176 in the U.S. or 1-858-384-5517 outside the U.S. The replay access code is 13600585.

About Quotient Limited

Quotient is an established, commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the development and commercialization of innovative tests, currently focused on blood grouping and serological disease screening.  Quotient is developing its proprietary MosaiQTM technology platform to offer a breadth of tests that is unmatched by any commercially available transfusion diagnostic instrument platform. The company’s operations are based in Edinburgh, Scotland; Newtown, Pennsylvania; and Eysins, Switzerland.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQTM and other new products, current estimates of fiscal 2015 operating results and current estimates and forecasts of operating results associated with MosaiQTM. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT:  Stephen Unger, Chief Financial Officer – stephen.unger@quotientbd.com; (212) 228-7572

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except per share amounts)
(unaudited)

	Quarter ended		Nine months ended
	December 31		December 31
	2014	2013	2014	2013
Revenue:
Product sales	$3,962	$3,910	$13,756	$12,332
Other revenues	100	—	750	2,768
Total revenue	4,062	3,910	14,506	15,100
Cost of revenue	2,204	1,941	7,361	6,271
Gross profit	1,858	1,969	7,145	8,829
Operating expenses:	—	—	—	—
Sales and marketing	789	826	2,095	2,057
Research and development, net	4,453	1,708	13,573	4,916
General and administrative expense	3,943	2,234	11,431	6,143
Total operating expense	9,185	4,768	27,099	13,116
Operating loss	(7,327)	(2,799)	(19,954)	(4,287)
Other income (expense)	—	—	—	—
Interest expense, net	(541)	(424)	(1,613)	(582)
Change in financial liability for share warrants	(34,565)	—	(33,581)	—
Other, net	130	(45)	(1,490)	(83)
Other income (expense), net	(34,976)	(469)	(36,684)	(665)
Loss before income taxes	(42,303)	(3,268)	(56,638)	(4,952)
Provision for income taxes	—	—	—	—
Net loss	$(42,303)	$(3,268)	$(56,638)	$(4,952)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(35)	$—	$(288)	$—
Foreign currency gain (loss)	(1,219)	186	(2,711)	665
Other comprehensive income (loss)	(1,254)	186	(2,999)	665
Comprehensive income (loss)	$(43,557)	$(3,082)	$(59,637)	$(4,287)
Net loss available to ordinary shareholders - basic and diluted	$(42,303)	$(3,268)	$(56,638)	$(4,952)
Loss per share - basic and diluted	$(2.80)	$(3.94)	$(3.95)	$(34.34)
Weighted-average shares outstanding - basic and diluted	15,101,441	829,168	14,352,476	144,178

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	Dec 31, 2014	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$33,050	$7,192
Trade accounts receivable, net	2,012	2,439
Inventories	4,588	4,557
Prepaid expenses and other current assets	5,412	5,200
Total current assets	45,062	19,388
Property and equipment, net	20,033	8,556
Intangible assets, net	1,020	967
Other non-current assets	481	897
Total assets	$66,596	$29,808
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERENCE SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,519	$5,343
Accrued compensation and benefits	1,540	2,014
Accrued expenses and other current liabilities	7,627	4,453
Financial liability in respect of share warrants	41,775	421
Current portion of long-term debt	3,000	—
Current portion of lease incentive	425	485
Capital lease obligation	277	183
Total current liabilities	60,163	12,899
Long-term debt	12,230	15,105
Lease incentive, less current portion	1,807	2,423
Capital lease obligation, less current portion	332	154
Total liabilities	74,532	30,581
Commitments and contingencies	—	—
Redeemable convertible preference shares	—	30,763
Total shareholders' equity (deficit)	(7,936)	(31,536)
Total liabilities, redeemable convertible preference shares and shareholders' equity	$66,596	$29,808

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Nine months ended December 31,
	2014	2013
OPERATING ACTIVITIES:
Net loss	$(56,638)	$(4,952)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	938	376
Share-based compensation	814	701
Amortization of lease incentive	(345)	—
Amortization of deferred debt issue costs	587	—
Change in financial liability for share warrants	33,581	—
Net change in assets and liabilities:
Trade accounts receivable, net	161	(148)
Inventories	(365)	(949)
Accounts payable and accrued liabilities	4,109	821
Accrued compensation and benefits	(320)	154
Other assets	(731)	(592)
Net cash used in operating activities	(18,209)	(4,589)
INVESTING ACTIVITIES:
Purchase of property and equipment	(13,429)	(416)
Refund (purchase) of intangible assets	(203)	87
Net cash used in investing activities	(13,632)	(329)
FINANCING ACTIVITIES:
Proceeds from (repayment of) finance leases	304	(149)
Proceeds from drawdown of new debt	—	15,000
Repayment of debt	—	(3,000)
Debt issue costs	—	(557)
Proceeds from issuance of ordinary and preference shares	59,329	2,944
Net cash generated from financing activities	59,633	14,238
Effect of exchange rate fluctuations on cash and cash equivalents	(1,934)	217
Change in cash and cash equivalents	25,858	9,537
Beginning cash and cash equivalents	7,192	4,219
Ending cash and cash equivalents	$33,050	$13,756
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$346	$296

Quotient Limited

MosaiQ™ Project – Assay Development Overview

	Blood Group Specificity	Target Concordance	Concordance
Blood Group Family		Formal Feasibility	Interim Performance
Antigen Typing – Higher Priority:
ABO	A	>99%	99.0%	100%
	B	>99%	99.3%	100%
Rhesus	D	>99%	99.2%	100%
	C	>99%	99.2%	100%
	c	>99%	98.5%	100%
	E	>99%	99.8%	100%
	e	>99%	67.8%	100%
	V	>99%
	Cw	>99%	99.5%	Ready for Study
Kell	K	>99%	95.0%	100%
	k	>99%		100%
	Kpa	>99%		Ready for Study
	Kpb	>99%		Ready for Study
	Jsa	>99%
	Jsb	>99%
Duffy	Fya	>99%		100%
	Fyb	>99%		100%
Kidd	Jka	>99%		Ready for Study
	Jkb	>99%
Lewis	Lea	>99%
	Leb	>99%
MNS	M	>99%
	Mia	>99%
	N	>99%
	S	>99%		Ready for Study
	s	>99%		Ready for Study
P	P1	>99%		Ready for Study
Diego	Dia	>99%		Ready for Study

	Blood Group Specificity	Target Concordance	Concordance
Blood Group Family		Formal Feasibility	Interim Performance
Antigen Typing – Lower Priority:
H	H	>99%	100%
Lutheran	Lua	>99%
	Lub	>99%	100%
Wright	Wra	>99%
Xg	Xga	>99%
Others	U	>99%
	VS	>99%

	Blood Group Specificity	Target Concordance	Concordance
Blood Group Family		Formal Feasibility Study	Interim Performance Evaluation
Antibody Identification		>95%	99.7%	NA

Notes:

1.

Formal Feasibility.  Based on the results of our initial formal feasibility study for MosaiQ™.  Results using the MosaiQ™ methodology were compared with results using column agglutination technology (or CAT) or manual testing (where CAT was not possible) on the same samples.

2.	Concordance. Calculated by adding true positive results and true negative results and dividing the result by the total number of tests.
3.

Antigen Typing – Formal Feasibility Study.  1,022 tests for each specificity, except for Cw where 830 tests were undertaken.  Multiple antibodies can be used to target the same antigen.  The above results reflect the antibody that demonstrated the highest sensitivity for the antigen target.

4.

Antibody Identification – Formal Feasibility Study.  1,000 random samples and 34 known positive samples were tested.  Of the known positive samples, 20 individual blood-group antibody specificities and 12 subgroups of the anti-D specificity were detected and identified using the MosaiQ™ methodology.

5.

Interim Performance Evaluation.  Antibodies formulated and tested against up to 50 samples to demonstrate specificity and sensitivity using MosaiQ™ methodology.  The term “Ready for Study” indicates that the development scientists believe the development has been completed and needs to be verified with a larger scale study.